Q1 2019 Shareholder Letter May 1, 2019 investor.eventbrite.com Pineapple Collaborative Washington, D.C.

Business Highlights:

First Quarter Business Highlights

- In the first quarter of 2019:
  - » **Net revenue** grew by 9.1% to $81.3 million in the period, which benefited from self sign-on gross ticket fees (GTF) growth of 21.2%.
  - » **Paid tickets** grew by 14.5% to 27.0 million in the period, led by our self sign-on channel, which grew 23.6%.
- We fully deployed our new event creation experience to add, edit and manage the most advanced ticketing strategies in a more intuitive and streamlined way.
- In the first quarter of 2019, we saw a 2.5x increase in the number of active apps being used compared to the same period of 2018, demonstrating the increased importance of the App Marketplace for our creator base.[1]
- We made progress on the integration and migration of the Ticketfly platform, adding new product capabilities and increasing the pace of migration. However, we will continue to face hurdles that will inhibit revenue growth, including the focus on migration efforts and the churn from venues that decide not to migrate to our platform.



Ariel Pasternak and Atara Bernstein started pineapple collaborative in 2015 with the mission to bring women together around good food. Since then, they have grown their collaborative to include more than 100,000 women and have hosted nearly 50 events in major cities across the U.S.

"Eventbrite has not only helped provide the technology we need to host and promote our events, but it has also helped us build a business by creating a space and community where women can connect."

- Ariel Pasternak and Atara Bernstein, Co-Founders

(1) Refers to the quarterly average number of active apps.

Eventbrite Q1 2019 Shareholder Letter Page 2

To Eventbrite Shareholders: First Quarter 2019 All financial comparisons are on a year-over-year basis unless otherwise noted. Complete financial tables can be found at the end of this letter. • Revenue grew by 9.1% to $81.3 million in the first quarter, powered by GTF growth in the self sign-on channel of 21.2%. • Paid tickets grew by 14.5% to 27.0 million in the first quarter. Muddy Princess is an all-female • Gross profit increased by 9.4% to $50.8 million. Gross margin 5K obstacle mud run dedicated was 62.5%, up 20 basis points year-over-year. to “celebrating women in all their glorious forms.” • Operating loss was $10.1 million in the first quarter compared "Since hosting our first U.S. event to an operating loss of $3.1 million in the same period last year. in 2018, we've been able to expand Muddy Princess to more than 30 • Net loss per share, basic and diluted, was $0.13 for the first cities across the country. Eventbrite quarter. has made it easy for us to capture registrations and reach new • Adjusted EBITDA was $5.0 million, down from $8.8 million in audiences for our growing roster of events." the same period last year.2 - Sandra Loosen, CEO • Free cash flow for the trailing twelve months was negative $5.5 million compared to positive $29.3 million for the trailing twelve months ended March 31, 2018.3 In 2019 we are focused on three key priorities to drive financial results: transactional volume, product innovation and platform extension. While we made strides against all three in the quarter, in this letter we wanted to highlight specific instances where product innovation and platform extension enabled us to better serve our creators and help them increase ticket sales. (2) Adjusted EBITDA is a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). See the section in this letter titled “About Non-GAAP Financial Measures” for information regarding Adjusted EBITDA, including the limitations of such measure, and see the end of this letter for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure. (3) Free cash flow is a financial measure that is not calculated in accordance with GAAP. See the section in this letter titled “About Non-GAAP Financial Measures” for information regarding Free Cash Flow, including the limitations of such measure, and see the end of this letter for a reconciliation of Free Cash Flow to the most directly comparable GAAP measure. Eventbrite Q1 2019 Shareholder Letter Page 3

Creating a More Streamlined and Intuitive User Experience

We continuously work to improve our self-service platform to meet the demanding and ever-evolving needs of our professional creators. We do this by empowering them with more features and benefits designed to help make their events successful. For professional creators, we offer more sophisticated features, such as advanced ticket settings and reserved seating.

As the platform has grown to incorporate more advanced capabilities, the complexity of creating and managing a custom event increased. Therefore, to provide a more streamlined user experience for advanced creators, in November 2018 we began rolling out our new event creation experience to add, edit and manage even the most advanced ticketing strategies. By streamlining our creation experience, we can better surface our advanced ticketing features, resulting in a more seamless event creation and management experience. As a result, professional creators can easily incorporate more sophisticated features such as:

- Scheduling a publish time for an event in advance so creators can "set it and forget it"
- Building more robust capabilities such as reserved seating, venue maps and tiered inventory
- Duplicating event details such as ticket types, thereby helping creators who run multiple similar events save significant time

In addition, we believe the new event creation experience design allows our product teams to build new features faster and more efficiently, thereby reducing the time to market. This ability is even more important as we continue to launch new capabilities for music customers. Many of these features facilitate handling the high event frequency consistent with many venue-based creators. Our new event creation experience is designed to make it easier to surface these new features to global event creators.


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As well as breaking their own attendance records, Lincoln City FC have the highest average attendance of all English Football League Two clubs, both home and away, during the 2018/19 season. The club have ticketed all games through Eventbrite since 2017, including their victorious visit to Wembley Stadium for the 2018 Checkatrade Trophy final.

"Since implementing Eventbrite we have seen queues virtually disappear at our box office as fans purchase online in just a few clicks. Our team now have the flexibility and autonomy to put games on sale in a matter of minutes, with attendee data at their fingertips to help us better report and plan for the future."

- Clive Catton, Owner

Eventbrite Q1 2019 Shareholder Letter

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Helping Creators Drive Efficiency with Our Revamped App Marketplace

Our streamlined new event creation experience is complemented by our recently unveiled Eventbrite App Marketplace, the next iteration of what we formerly called Eventbrite Spectrum. Our newly reimagined Eventbrite App Marketplace makes it even easier for event creators to discover and leverage our over 100 trusted partner integrations, or apps. We believe that by reducing friction in our app discovery interface, creators can find and discover the right apps for their business to help them sell more tickets and drive efficiency.

We have focused on building a modular and extensible platform that can easily integrate with third-party partner sites. This means that instead of solely relying on our ability to build and deliver all functionality to meet creator needs, we enable partners to connect their platforms to Eventbrite for the benefit of the creators we jointly serve. This helps creators save time, run events more efficiently, and, ultimately, sell more tickets. In the first quarter of 2019, we saw a 2.5x increase in the number of active apps being used compared to the same period of 2018, demonstrating the increased importance of the App Marketplace for our creator base.

The Apps Marketplace is available worldwide, to all creators, regardless of their service package, and reflects the myriad needs of event organizers. For example, creators can leverage our integrations with partners such as Mailchimp, Constant Contact, Hive, Goldstar and ToneDen to drive demand through advertising and promotion, distribution integration and event marketing capabilities, and then measure the impact of their promotion and marketing campaign with our Google Analytics app.



Network After Work is America's premier face-to-face networking organization. The company was founded in 2009 with a handful of recurring networking events in a few select cities and has since expanded to over 85 cities with more than six million members.

Network After Work uses the following apps:

- SurveyMonkey
- MailChimp
- ToneDen
- Zapier
- JoinIt
- Amplify
- evvnt

"Since joining Eventbrite in 2010, we've hosted more than 3,000 Network After Work events on the platform. Eventbrite has provided an easy to use solution, while also allowing us to reach new consumers in cities across the country."

- James Miller, Founder

Eventbrite Q1 2019 Shareholder Letter Page 5

Financial Discussion

All financial comparisons are on a year-over-year basis unless otherwise noted. Financial tables are at the end of this letter.

Net Revenue

For the first quarter of 2019, net revenue grew by 9.1% to $81.3 million.

- Global self sign-on GTF grew 21.2% in the period, driven by an increase in the number of paid tickets.
- International net revenue grew by 15.2% to $21.5 million, representing 26.5% of net revenue for the quarter. Adjusted for currency fluctuation impact of $1.6 million, growth would have been 23.9% in the quarter.
- The North American music business grew modestly year over year as we focused on migrating creators from Ticketfly to the Eventbrite platform.

Net Revenue [4]:



$75M
$68M
$74M
$76M
$81M
+72%
+51%
+45%
+21%
+9%
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

Paid Tickets

Paid tickets grew by 14.5% to 27.0 million in the first quarter of 2019. Paid ticket growth in the self sign-on channel increased 23.6% compared to the first quarter of 2018. Paid ticket growth for the sales channel grew 8%, as higher non-music paid ticket growth was moderated by weaker music sales paid ticket growth.

Paid Tickets [4]:



24M
23M
24M
27M
27M
+61%
+48%
+32%
+18%
+15%
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

For the first quarter, net revenue per paid ticket was $3.01, compared to $3.16 during the comparable quarter of 2018. The decrease in net revenue per paid ticket was driven by a combination of currency fluctuations, mix in pricing packages and event categories/types. Also contributing to the decrease in net revenue per paid ticket was

[4] Percentages represent year-over-year growth.

Eventbrite Q1 2019 Shareholder Letter

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an increase in contra-revenue items driven primarily by higher amortization of creator signing fees. This decline was partially mitigated by an improvement in take rates.

Gross Profit

Gross profit increased to $50.8 million in the first quarter, a 9.4% increase, representing a 62.5% gross margin.

Gross Margin [4]:



$46M
$38M
$42M
$45M
$51M
+77%
+41%
+42%
+20%
+9%
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

Operating Expenses

In the first quarter of 2019, operating expenses grew to $61.0 million, a 23.1% increase year over year. Operating expenses in the quarter were 74.9% of net revenue compared to 66.5% in the first quarter of 2018.

- **Product development** spend increased 61.5% year over year to $14.3 million, or 17.5% of net revenue, up from 11.9% in the prior year. This increase was due to hiring efforts and an increase in headcount as a result of the Ticketea and Picatic acquisitions.

- **Sales, marketing and support** spend expanded by 3.4% year over year to $21.2 million in the quarter, or 26.0% of net revenue, down from 27.5% the prior year. While we experienced an increase in organizer-related expenses in the quarter, this was offset by decreases in direct and discretionary marketing spend.

- **General and administrative** expenses grew by 26.2% year over year to $25.5 million, representing 31.4% of net revenue, up from 27.1% in the prior year. The increase was primarily a result of increased personnel costs, including stock-based compensation.

Prior Period Reclassification:
Beginning in Q1 2019, we classified the amortization of acquired customer relationship intangible assets and certain other costs as sales, marketing and support expenses. Previously, these were classified as general and administrative expenses. We reclassified $2.9 million of expenses for the three months ended March 31, 2018 to make the presentation consistent with the current period. There was no change to total operating expenses, loss from operations, income before provision for income taxes or net income, for the three months ended March 31, 2018 as a result of these reclassifications.

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Adjusted EBITDA

Adjusted EBITDA was $5.0 million in the first quarter, down from $8.8 million in the first quarter of 2018.

Adjusted EBITDA:


$9M
$1M
$11M
$7M
$5M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

Balance Sheet / Cash Flow

Cash and cash equivalents at the end of the first quarter were $533.4 million, up from $437.9 million at December 31, 2018. This cash balance was positively impacted by seasonal patterns in our business. We have historically built cash in the first and third quarters, as there are more events created and on sale than completions, and have historically paid out cash in the second and fourth quarters as this pattern reverses.

Beyond cash, we receive funds for ticket sales from the credit card networks within five business days, in addition to a balance of creator advances that are recouped from either gross ticket sales or royalties. We net out the accounts payable to creators, as this is money we hold on behalf of creators. Therefore, in order for management to better assess our available liquidity at the end of the quarter, we take cash of $533.4 million, add $54.4 million in funds receivable and $24.1 million of creator advances, and net this against $353.4 million of our accounts payable to creators.[5] This results in $258.5 million in liquidity at March 31, 2019.

Available Liquidity	($ in thousands)
Cash	$533,363
Funds receivable	+54,395
Creator advances	+24,124
Accounts payable, creators	-353,389
Available liquidity	$258,493

Free cash flow for the trailing twelve months ended March 31, 2019, was negative $5.5 million, compared to positive $29.3 million for the trailing twelve months ended March 31, 2018(2). We focus on trailing twelve-month free cash flow and its growth in order to remove the seasonal impact from the underlying trend.

TTM Free Cash Flow


$29M
$13M
($6M)
($6M)
($6M)
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

[5] For purposes of calculating liquidity, creator advances consists of the current portion of the account balance as of March 31, 2019.

Eventbrite Q1 2019 Shareholder Letter

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Migration Update As we previously shared, we made a strategic decision when we acquired Ticketfly to deprecate their platform and migrate their customers to the Eventbrite platform, which made for a more complex and time-consuming integration process. Our “one platform” strategy allows us to focus our product and development resources behind a single platform, bringing the benefits of what we build to all creators. In our current work we are making significant improvements to core functionality around reporting, Music promoter, Come and Take It payouts and settlements that will ultimately flow through to the Productions, is based in Austin, Texas and uses Eventbrite to power events benefit of all creators, particularly creators who hold events with for their three organizations: Come and Take It, Texas Independence Fest, high frequency at multiple venues. and Third String Productions. Having been with Ticketfly for six years, they officially migrated to Eventbrite in In the first quarter we saw the pace of integration and migration December 2018. efforts and outcomes accelerate. On the product side we launched "We migrated our events from multiple features necessary to migrate venues over to the Ticketfly in December. With the Eventbrite platform, including the ability to easily change event support of our account and client services teams, we've been able to status (e.g. Sold Out, Tickets at the Door, On Sale). We also saw the smoothly transition to the platform and have enjoyed the benefits of rate at which venues were being migrated increase over the course Eventbrite's easy to use interface of the quarter, with velocity in March roughly two times where we and robust set of distribution partners." started in January. - Anthony Stevenson, Founder and We took on a challenge when we acquired Ticketfly, as it marked a Owner significant expansion in our commitment to their main customers, music venues. We have spent significant time and resources over the past year to build a product that serves these creators. While we remain committed to this endeavor, as we have noted in the past, we believe we may see meaningful migration loss as we move to shut down the Ticketfly platform in the second half of the year. While unfortunate in the short run, this move positions the company best for the future, allowing us to continue to improve capabilities for all creators on the platform and ensuring we are sufficiently investing beyond North American Music Sales to support both our self sign-on and sales channels. Eventbrite Q1 2019 Shareholder Letter Page 9

Guidance We anticipate continued growth from self sign-on and international channels for the second quarter of 2019, offset by challenges related to platform migration. Of note, in the second quarter of 2018, we recorded a charge of $6.3 million related to the Ticketfly cyber incident, which negatively impacted net revenue. Finally, in order to deliver on our core mission of growth, we are increasing investment in the business in Q2. While we expect to remain Adjusted EBITDA positive for the full year, we believe the best outcome for investors is for us to continue to invest to drive growth in the business. Q2 2019 Total Net Revenue: $74 million - $78 million Adjusted EBITDA: $(4) million - $0 million 2019 While we do not offer specific guidance for the full year, we did want to emphasize that our normal quarterly pattern, plus or minus currency, is to see similar revenue levels across the full year. The above mentioned migration loss will create downward pressure, offset by the results of the above- mentioned investments to grow the business. Investors should use this understanding and ancillary color to develop appropriate full-year expectations. Earnings Webcast Eventbrite (NYSE: EB) will host a conference call and earnings webcast at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time today, May 1, 2019, to discuss these financial results. The domestic dial- in for the call is 877-682-6650 or 647-689-5426. To listen to a live audio webcast, please visit Eventbrite’s Investor Relations website at investor.eventbrite.com. A replay will be available on the same website following the call. Julia Hartz Randy Befumo CEO CFO Eventbrite Q1 2019 Shareholder Letter Page 10

Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s expected financial results for future periods; future growth and growth strategies in the Company’s businesses and products; the Company’s expectations regarding the development of its platform and products; the expected impact of the Company’s recent acquisitions; expectations regarding the Company’s ability to migrate customers from acquired platforms; the Company’s expectations regarding scale, profitability, market trends, and the demand for or benefits from its products, product features, and services in the U.S. and in international markets; expectations regarding the amortization of the Ticketfly platform; and statements related to business strategy, plans, and objectives for future operations. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this letter. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied, and reported results should not be considered as an indication of future performance. The forward-looking statements contained in this letter are also subject to additional risks, uncertainties and factors, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on 10-K for the year ended December 31, 2018. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. All forward-looking statements are based on information and estimates available to the Company at the time of this letter and are not guarantees of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this letter. About Non-GAAP Financial Measures We believe that the use of Adjusted EBITDA and free cash flow is helpful to our investors as they are metrics used by management in assessing the health of our business and our operating performance. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP and have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures.You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Adjusted EBITDA Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, the change in fair value of redeemable convertible preferred stock warrant liability, gains on debt extinguishment,direct and indirect acquisition-related costs, employer taxes related to employee transactions and other (expense) income, net which consisted of interest income and foreign exchange rate gains and losses, and income tax provision (benefit). Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this letter. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results. Free Cash Flow Free cash flow is a key performance measure that our management uses to assess our overall performance. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our financial position. We calculate free cash flow as cash flow from operating activities less purchases of property and equipment and capitalized internal-use software development costs, over a trailing twelve-month period. Since quarters are not uniform in terms of cash usage, we believe a trailing twelve-month view provides the best understanding of the underlying trends of the business. Although we believe free cash flow provides another important lens into the business, free cash flow is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as cash provided by operating activities. Some of the limitations of free cash flow include that it may not properly reflect capital commitments to creators that need to be paid in the future or future contractual commitments that have not been realized in the current period. Eventbrite Q1 2019 Shareholder Letter Page 11

Supplemental Information Consolidated Statements of Operations Unaudited - $ in thousands, except per share data THREE MONTHS ENDED MARCH 31, 2019 2018 Net revenue $ 81,326 $ 74,526 Cost of net revenue(1) 30,518 28,084 Gross profit 50,808 46,442 Gross margin 62.5% 62.3% Operating expenses(1): Product development 14,264 8,834 Sales, marketing and support 21,170 20,472 General and administrative 25,519 20,227 Total operating expenses 60,953 49,533 Loss from operations (10,145) (3,091) Interest expense (1,933) (2,909) Change in fair value of redeemable convertible preferred stock warrant liability - (1,321) Gain on debt extinguishment - 16,995 Other income (expense), net 2,180 (281) Income (loss) before provision for income taxes (9,898) 9,393 Income tax provision 100 370 Net income (loss) (9,998) 9,023 Net income attributable to participating securities - 9,023 Net loss attributable to common stockholders $ (9,998) $ - Net loss per share attributable to common (0.13) stockholders, basic and diluted $ $ - Weighted-average shares outstanding used to compute net loss per share, basic and diluted 78,670 20,711 (1) Amounts include stock-based compensation as follows: Cost of net revenue $ 244 $ 53 Product development 2,038 601 Sales, marketing and support 1,223 714 General and administrative 4,622 1,492 Eventbrite Q1 2019 Shareholder Letter Page 12

Consolidated Balance Sheets Unaudited - $ in thousands MARCH 31, DECEMBER 31, 2019 2018 Assets Current assets Cash and cash equivalents $ 533,363 $ 437,892 Funds receivable 54,395 58,697 Accounts receivable, net 5,174 4,069 Creator signing fees, net 8,068 7,324 Creator advances, net 24,124 21,255 Prepaid expenses and other current assets 15,768 16,467 Total current assets 640,892 545,704 Property, plant and equipment, net 45,024 44,219 Goodwill 170,560 170, 560 Acquired intangible assets, net 57,174 59,973 Restricted cash 510 1,508 Creator signing fees, noncurrent 11,052 9,681 Creator advances, noncurrent 2,610 1,887 Other assets 3,183 3,352 Total assets $ 931,005 $ 836,884 Liabilities & Stockholders' Equity Current liabilities Accounts payable, creators $ 353,389 $ 272,201 Accounts payable, trade 1,783 1,028 Accrued compensation and benefits 7,157 5,586 Accrued taxes 6,697 8,028 Current portion of term loan 8,017 5,635 Other accrued liabilities 17,179 15,726 Total current liabilities 394,222 308,204 Build-to-suit lease financing obligation 28,225 28,510 Accrued taxes, noncurrent 15,544 15,691 Term loan 65,733 67,087 Other liabilities 2,368 2,170 Total liabilities 506,092 421,662 Stockholders' equity Preferred stock, at par - - Common stock, at par - - Treasury stock, at cost - (488) Additional paid-in capital 738,206 718,405 Accumulated deficit (313,293) (302,695) Total stockholders' equity 424,913 415,222 Total liabilities & stockholders' equity $ 931,005 $ 836,884 Eventbrite Q1 2019 Shareholder Letter Page 13

Consolidated Statements of Cash Flows Unaudited - $ in thousands THREE MONTHS ENDED MARCH 31, 2019 2018 Cash flows from operating activities: Net Income (loss) $ (9,998) $ 9,023 Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 6,137 8,202 Amortization of creator signing fees 2,393 1,364 Accretion of debt issuance costs 104 530 Gain on debt extinguishment - (16,995) Change in fair value of redeemable convertible preferred stock warrant liability - 1,321 Stock-based compensation 8,127 2,860 Impairment of creator advances and creator signing fees 463 378 Provision for bad debt and creator advances 580 619 Loss on disposal of equipment 22 1 Deferred income taxes (174) 276 Changes in operating assets and liabilities: Accounts receivable (1,507) (1,024) Funds receivable 4,302 5,886 Creator signing fees (4,621) (3,651) Creator advances (4,120) (2,547) Prepaid expenses and other current assets 699 (1,328) Other assets 117 94 Accounts payable, creators 81,188 72,191 Accounts payable, trade 285 1,008 Accrued compensation and benefits 1,571 (516) Accrued taxes (1,331) 1,497 Other accrued liabilities 3,617 4,644 Accrued taxes, non-current 27 2,493 Other liabilities (1,147) (20) Net cash provided by operating activities 86,734 86,306 Cash flows from investing activities: Purchases of property and equipment (1,285) (653) Capitalized internal-use software development costs (2,105) (2,339) Net cash used in investing activities (3,390) (2,992) Eventbrite Q1 2019 Shareholder Letter Page 14

Consolidated Statements of Cash Flows (continued) Unaudited - $ in thousands THREE MONTHS ENDED MARCH 31, 2019 2018 Cash flows from financing activities: Proceeds from exercise of stock options 12,428 588 Taxes paid related to net share settlement of equity awards (175) - Payments of debt issuance costs (457) - Proceeds from term loans - 30,000 Principal payments on debt obligations - (35,290) Payment of capital lease obligations (70) (46) Principal payments on lease financing obligation (184) (124) Payments of deferred offering costs (413) - Net cash provided by (used in) financing activities 11,129 (4,872) Net increase in cash, cash equivalents and restricted cash 94,473 78,442 Cash, cash equivalents and restricted cash Beginning of period 439,400 192,221 End of period $ 533,873 $ 270,663 Supplemental cash flow data: Interest paid $ 10 $ 1,936 Income taxes paid, net of refunds 184 43 Non-cash investing and financing activities: Vesting of early exercised stock options $ 92 $ 92 Purchases of property and equipment, accrued but unpaid 572 34 Issuance of redeemable convertible preferred stock warrants in connection with loan facilities and term loan - 2,713 Deferred offering costs , accrued but unpaid - 57 Eventbrite Q1 2019 Shareholder Letter Page 15

Key Operating Metrics and Non-GAAP Unaudited - $ and paid tickets in thousands Financial Measures THREE MONTHS ENDED MARCH 31, 2019 2018 Paid tickets 27,026 23,598 Adjusted EBITDA $ 4,979 $ 8,794 TWELVE MONTHS ENDED MARCH 31, Free cash flow reconciliation 2019 2018 Cash flows from operating activities $ 7,476 $ 38,977 Purchases of property and equipment and capitalized internal-use software development costs (12,934) (9,703) Free cash flow $ (5,458) $ 29,274 Unaudited - $ in thousands Adjusted EBITDA reconciliation THREE MONTHS ENDED MARCH 31, 2019 2018 Net income (loss) $ (9,998) $ 9,023 Depreciation and amortization 6,137 8,202 Stock-based compensation 8,127 2,860 Interest expense 1,933 2,909 Change in fair value of redeemable convertible preferred stock warrant liability - 1,321 Gain on debt extinguishment - (16,995) Direct and indirect acquisition related costs 673 823 Employer taxes related to employee equity transactions 187 - Other (income) expense, net (2,180) 281 Income tax provision 100 370 Adjusted EBITDA $ 4,979 $ 8,794 Eventbrite Q1 2019 Shareholder Letter Page 16